EXHIBIT 16

Deloitte                                                 Deloitte & Touche LLP
                                                         Stamford Harbor Park
                                                         333 Ludlow Street
                                                         Stamford, CT 06902-6982
                                                         USA

                                                         Tel: +1 203 708 4000
                                                         Fax: +1 203 708 4797
                                                         www.deloitte.com


April 3, 2008

Securities Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561


Dear Sirs/Madams:

We have read Item 4 of Presidential Realty Corporation's Form 8-K dated April 1, 2008, and have the following comments:

1. We agree with the statements made in Item 4 paragraphs (a)(i),(a)(ii),a)(iv), and (a)(v).

2. We have no basis on which to agree or disagree with the statements made in
   Item 4 paragraphs (a) (iii) and (b) (i).

Yours truly,

/s/ Deloitte & Touche LLP